Exhibit 99.1

Southern First Reports Results for 2016

Greenville, South Carolina, January 24, 2017 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $3.3 million, or $0.49 per diluted share, for the fourth quarter of 2016. In comparison, net income available to common shareholders was $2.9 million, or $0.43 per diluted share, for the fourth quarter of 2015. For the year ended December 31, 2016, net income to common shareholders was $13.0 million, or $1.94 per diluted share. In comparison, net income available to common shareholders for the year ended December 31, 2015 was $10.2 million, or $1.55 per diluted share.

2016 Fourth Quarter Highlights
●	Net income to common shareholders increased 15% to $3.3 million for Q4 2016 compared to $2.9 million for Q4 2015
●	Gross loans increased 16% to $1.16 billion at Q4 2016, compared to $1.00 billion at Q4 2015
●	Total deposits increased 11% to $1.09 billion at Q4 2016, compared to $985.7 million at Q4 2015
●	Core deposits increased 8% to $937 million for Q4 2016, compared to $864 million for Q4 2015
●	Return on average assets increased to 1.00% for Q4 2016, compared to 0.93% for Q4 2015

“I am proud of our 2016 accomplishments of our Southern First team as we generated record earnings of $13.0 million and experienced significant growth in loans, core deposits and mortgage fee income,” stated Art Seaver, the Company’s Chief Executive Officer. “We also recently received regulatory approval to open our new office in the Triangle region of North Carolina and carry great momentum going into the new year.”

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$3,291	3,433	3,306	3,006	2,853
Earnings per common share, diluted	0.49	0.51	0.49	0.45	0.43
Total revenue(1)	13,423	13,897	13,659	12,866	12,166
Net interest margin (tax-equivalent)(2)	3.63%	3.63%	3.62%	3.64%	3.48%
Return on average assets(3)	1.00%	1.08%	1.07%	1.00%	0.93%
Return on average equity(3)	12.14%	13.10%	13.24%	12.47%	12.11%
Efficiency ratio(4)	59.64%	56.13%	57.49%	58.42%	59.44%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,163,644	1,114,099	1,065,496	1,038,862	1,004,944
Total deposits	1,091,151	1,045,075	1,049,124	1,003,241	985,733
Core deposits(6)	937,492	880,389	900,747	853,636	864,305
Total assets	1,339,942	1,289,746	1,290,710	1,239,317	1,217,293
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.03%	12.11%	12.00%	11.89%	11.95%
Tier 1 risk-based capital ratio	10.78%	10.86%	10.75%	10.64%	10.70%
Leverage ratio	9.35%	9.38%	9.23%	9.18%	8.78%
Common equity tier 1 ratio(8)	9.63%	9.67%	9.53%	9.39%	9.40%
Tangible common equity(9)	8.13%	8.22%	7.93%	7.93%	7.74%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.46%	0.58%	0.59%	0.68%	0.75%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.10%	0.15%	0.10%	0.14%	0.14%
Allowance for loan losses as a percentage of loans(5)	1.28%	1.30%	1.34%	1.34%	1.36%
Allowance for loan losses as a percentage of nonaccrual loans	270.95%	258.30%	250.63%	224.56%	205.98%

Operating Results
Net interest margin for the fourth quarter of 2016 was 3.63%, compared to 3.63% for the prior quarter and 3.48% for the fourth quarter of 2015. During the fourth quarter of 2016, our average interest-earning assets increased by $85.0 million, compared to the fourth quarter of 2015, while the yield on our interest-earning assets increased by 14 basis points due to a higher level of low-yielding federal funds sold during the 2015 period. In comparison, our average interest-bearing liabilities increased by $36.8 million during the fourth quarter of 2016, compared to the fourth quarter of 2015, with the respective cost increasing by two basis points.

Noninterest income was $2.1 million and $2.0 million for the three months ended December 31, 2016 and 2015, respectively. For the year ended December 31, 2016 and 2015, noninterest income was $10.8 million and $8.4 million, respectively. The increase in noninterest income during the three and twelve month periods ended December 31, 2016 relates primarily to increases in mortgage banking income, service fees on deposit accounts and other income. Specifically, mortgage banking income was $1.2 million and $1.1 million for the three months ended December 31, 2016 and 2015, respectively, and $6.8 million and $5.0 million for the twelve months ended December 31, 2016 and 2015, respectively. During the second quarter of 2016, we transitioned to mandatory delivery of mortgage loans which increased the profit margin we receive on mortgage originations. In addition, our mortgage production volume increased during the 2016 periods as compared to 2015.

Noninterest expense was $8.0 million and $7.2 million for the three months ended December 31, 2016 and 2015, respectively, and $31.2 million and $28.2 million for the twelve months ended December 31, 2016 and 2015, respectively. The increase in noninterest expense during the three and twelve month periods ended December 31, 2016 relates primarily to increases in compensation and benefits, occupancy, other real estate owned expenses, and professional fees. Included in noninterest expense are mortgage banking expenses of $980 thousand and $746 thousand for the three months ended December 31, 2016 and 2015, respectively, and $4.5 million and $3.4 million for the year ended December 31, 2016 and 2015, respectively.

During the three months ended December 31, 2016, we recorded total credit costs of $765 thousand, including a $275 thousand provision for loan losses and $490 thousand expenses related to the sale and management of other real estate owned. In addition, we had a net recovery for the fourth quarter of 2016 of $102 thousand. During the three months ended December 31, 2015, our total credit costs were $839 thousand, including a $700 thousand provision for loan losses and $139 thousand expenses related to the sale and management of other real estate owned. Net loan charge-offs for the fourth quarter of 2015 were $439 thousand, or 0.17% of average loans, annualized. For the year ended December 31, 2016 and 2015, total credit costs were $3.5 million and $4.3 million, respectively. Our allowance for loan losses was $14.9 million, or 1.28% of loans, at December 31, 2016 which provides approximately 271% coverage of nonaccrual loans, compared to $13.6 million, or 1.36% of loans, and approximately 206% coverage of nonaccrual loans at December 31, 2015.

Nonperforming assets were $6.1 million, or 0.46% of total assets, as of December 31, 2016. Comparatively, nonperforming assets were $9.1 million, or 0.75% of total assets, at December 31, 2015. Of the $6.1 million in total nonperforming assets as of December 31, 2016, nonperforming loans represent $5.5 million and other real estate owned represents $639 thousand. Classified assets improved to 13% of tier 1 capital plus the allowance for loan losses at December 31, 2016, compared to 17% at December 31, 2015.

Gross loans were $1.164 billion, excluding mortgage loans held for sale, as of December 31, 2016, compared to $1.005 billion at December 31, 2015. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $937.5 million at December 31, 2016 compared to $864.3 million at December 31, 2015.

Shareholders’ equity totaled $108.9 million as of December 31, 2016, compared to $94.2 million at December 31, 2015. As of December 31, 2016, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		4th Qtr	Twelve Months Ended		YTD
	December 31		2016-2015	December 31		2016-2015
(in thousands, except per share data)	2016	2015	% Change	2016	2015	% Change
Earnings Summary
Interest income	$13,447	12,147	10.7%	51,191	46,030	11.2%
Interest expense	2,148	2,016	6.5%	8,192	7,501	9.2%
Net interest income	11,299	10,131	11.5%	42,999	38,529	11.6%
Provision for loan losses	275	700	(60.7)%	2,300	3,200	(28.1)%
Noninterest income	2,124	2,036	4.3%	10,846	8,416	28.9%
Noninterest expense	8,006	7,231	10.7%	31,176	28,209	10.5%
Income before provision for income taxes	5,142	4,236	21.4%	20,369	15,536	31.1%
Income tax expense	1,851	1,383	33.8%	7,333	5,369	36.6%
Net income available to common shareholders	$3,291	2,853	15.4%	13,036	10,167	28.2%
Basic weighted average common shares	6,376	6,234	2.3%	6,318	6,205	1.8%
Diluted weighted average common shares	6,776	6,614	2.4%	6,721	6,561	2.4%
Earnings per common share – Basic	$0.52	0.46	13.0%	2.06	1.64	25.6%
Earnings per common share – Diluted	0.49	0.43	14.0%	1.94	1.55	25.2%

	Quarter Ended		4th Qtr	Quarter Ended
	December 31		2016-2015	September 30	June 30	March 31
(in thousands, except per share data)	2016	2015	% Change	2016	2016	2016
Balance Sheet Highlights
Assets	$1,339,942	1,217,293	10.1%	1,289,746	1,290,710	1,239,317
Investment securities	70,222	95,471	(26.4)%	73,615	90,269	82,805
Mortgage loans held for sale	7,801	4,943	57.8%	9,126	14,367	14,241
Loans	1,163,644	1,004,944	15.8%	1,114,099	1,065,496	1,038,862
Allowance for loan losses	14,855	13,629	9.0%	14,478	14,317	13,898
Other real estate owned	639	2,475	(74.2)%	1,885	1,960	2,284
Noninterest bearing deposits	235,538	189,686	24.2%	222,165	195,494	189,620
Interest bearing deposits	855,613	796,047	7.5%	822,910	853,630	813,621
Total deposits	1,091,151	985,733	10.7%	1,045,075	1,049,124	1,003,241
Other borrowings	115,200	115,200	-	115,200	115,200	115,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	108,906	94,240	15.6%	106,023	102,403	98,295
Total shareholders’ equity	108,906	94,240	15.6%	106,023	102,403	98,295
Common Stock
Book value per common share	$16.85	14.98	12.5%	16.61	16.11	15.49
Stock price:
High	36.15	22.90	57.9%	29.21	25.81	25.74
Low	26.00	19.52	33.2%	24.94	23.71	21.66
Period end	36.00	22.70	58.6%	27.58	24.10	24.41
Common shares outstanding	6,464	6,289	2.8%	6,383	6,355	6,344
Other
Loans to deposits	106.64%	101.95%	4.6%	106.60%	101.56%	103.55%
Team members	179	171	4.7%	174	172	172
Average Balances ($ in thousands):
Loans(5)	$1,134,613	1,002,024	13.2%	1,086,237	1,046,725	1,025,084
Deposits	1,062,634	990,209	7.3%	1,009,245	1,001,083	972,933
Assets	1,309,696	1,221,814	7.2%	1,261,927	1,240,165	1,207,501
Equity	107,832	93,426	15.4%	104,293	100,449	96,965

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2016	2016	2016	2016	2015
Nonperforming Assets
Commercial
Owner occupied RE	$276	446	453	455	704
Non-owner occupied RE	2,711	3,941	3,973	4,066	4,170
Construction	-	-	-	-	-
Commercial business	686	244	513	736	779
Consumer
Real estate	550	275	38	-	-
Home equity	256	258	256	257	258
Construction	-	-	-	-	-
Other	13	-	-	-	5
Nonaccruing troubled debt restructurings	990	441	479	675	701
Total nonaccrual loans	5,482	5,605	5,712	6,189	6,617
Other real estate owned	639	1,885	1,960	2,284	2,475
Total nonperforming assets	$6,121	7,490	7,672	8,473	9,092
Nonperforming assets as a percentage of:
Total assets	0.46%	0.58%	0.59%	0.68%	0.75%
Total loans	0.53%	0.67%	0.72%	0.82%	0.90%
Accruing troubled debt restructurings	$6,665	8,761	8,813	6,122	7,266

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
Allowance for Loan Losses
Balance, beginning of period	$14,478	14,317	13,898	13,629	13,368
Loans charged-off	(186)	(682)	(384)	(394)	(468)
Recoveries of loans previously charged-off	288	18	228	38	29
Net loans charged-off	102	(664)	(156)	(356)	(439)
Provision for loan losses	275	825	575	625	700
Balance, end of period	$14,855	14,478	14,317	13,898	13,629
Allowance for loan losses to gross loans	1.28%	1.30%	1.34%	1.34%	1.36%
Allowance for loan losses to nonaccrual loans	270.95%	258.30%	250.63%	224.56%	205.98%
Net charge-offs to average loans QTD (annualized)	(0.04)%	0.24%	0.06%	0.14%	0.17%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2016	2016	2016	2016	2015
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	0.56%	0.55%	0.57%	0.64%	0.32%
Investment securities, taxable	1.88%	1.76%	1.99%	2.12%	2.18%
Investment securities, nontaxable	3.95%	3.89%	4.04%	4.32%	4.35%
Loans(11)	4.53%	4.53%	4.56%	4.59%	4.57%
Total interest-earning assets	4.31%	4.30%	4.30%	4.35%	4.17%
Interest-bearing liabilities
NOW accounts	0.15%	0.15%	0.16%	0.18%	0.18%
Savings & money market	0.46%	0.40%	0.41%	0.42%	0.42%
Time deposits	0.84%	0.82%	0.82%	0.82%	0.81%
Total interest-bearing deposits	0.50%	0.48%	0.48%	0.50%	0.51%
FHLB advances and other borrowings	3.44%	3.19%	3.33%	3.28%	3.13%
Junior subordinated debentures	3.03%	2.82%	2.76%	2.82%	2.52%
Total interest-bearing liabilities	0.89%	0.86%	0.87%	0.88%	0.87%
Net interest spread	3.42%	3.44%	3.43%	3.46%	3.31%
Net interest income (tax equivalent) / margin	3.63%	3.63%	3.62%	3.64%	3.48%

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		4th Qtr	Quarter Ended
	December 31		2016-2015	September 30	June 30	March 31
(dollars in thousands)	2016	2015	% Change	2016	2015	2015
Noninterest income
Mortgage banking income	$1,152	1,147	0.4%	2,003	2,235	1,447
Service fees on deposit accounts	269	217	24.0%	269	244	220
Income from bank owned life insurance	183	187	(2.1)%	187	180	186
Gain on sale of investment securities	-	-	0.0%	106	19	307
Other income	520	485	7.2%	452	468	399
Total noninterest income	$2,124	2,036	4.3%	3,017	3,146	2,559

Noninterest expense
Compensation and benefits	$4,616	4,352	6.1%	4,948	4,855	4,551
Occupancy	912	885	3.1%	908	892	870
Other real estate owned expenses	490	139	252.5%	81	359	285
Data processing and related costs	738	701	5.3%	690	628	598
Insurance	284	224	26.8%	227	217	233
Professional fees	344	341	0.9%	326	284	254
Marketing	181	193	(6.2)%	195	199	231
Other	441	396	11.4%	425	419	495
Total noninterest expenses	$8,006	7,231	10.7%	7,800	7,853	7,517
____________________

Footnotes to tables:
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized based on quarterly net income.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	December 31, 2016 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10)	Annualized for the respective three month period.
(11)	Includes loans held for sale.

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in ten locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as Raleigh, North Carolina. Southern First Bancshares has assets of approximately $1.3 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com